Exhibit 99.1

Fathom Holdings Completes Acquisition of Verus Title

CARY, N.C., November 30, 2020 – Fathom Holdings Inc. (Nasdaq: FTHM), a holding company that primarily operates through its wholly owned subsidiary, Fathom Realty, LLC, a national, cloud-based, technology-driven, residential real estate brokerage, today announced it has completed the previously announced acquisition of Verus Title Inc., expanding its residential real estate offerings to include title insurance services.

“We are pleased to have completed this transaction so quickly. Adding Verus complements our suite of services in the residential real estate market, gives our agents another distinct competitive advantage and further positions Fathom to continue on our growth trajectory,” said Joshua Harley, Fathom’s Founder and CEO.

About Fathom Holdings Inc.

Fathom Holdings Inc. is the parent company of Fathom Realty Holdings, LLC, a national, virtual, full-service real estate brokerage that leverages proprietary cloud-based software called IntelliAgent to operate a Platform as a Service model (PaaS) for the residential real estate industry. Fathom offers real estate professionals 100% commission, small flat-fee transaction costs, support, technology, and training, all powered by best in class operational efficiencies. For more information visit www.fathomrealty.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” including, but not limited to, continuing Fathom’s growth trajectory. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with making and integrating acquisitions; risks in effectively managing rapid growth in our business; reliance on key personnel; technology risks; competitive risks; and the others set forth in the Risk Factors section of the Company’s registration statement for its initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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Investor Relations and Media Contacts:

Roger Pondel/Laurie Berman

PondelWilkinson Inc.

investorrelations@fathomrealty.com

(310) 279-5980

Marco Fregenal
President and CFO

Fathom Holdings Inc.
investorrelations@fathomrealty.com
(888) 455-6040